CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in the Registration Statement on Form N-2 of the Nuveen Multi-Currency Income Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-143269) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-22071).

/s/  PricewaterhouseCoopers LLP

Chicago, Illinois

July 13, 2007